Exhibit 5.1

3580 Carmel Mountain Road Suite 300 858-314-1500 858-314-1501 fax www.mintz.com

May 15, 2018

Evofem Biosciences, Inc.

12400 High Bluff Drive, Suite 600

San Diego, CA 92130

Ladies and Gentlemen:

We have acted as legal counsel to Evofem Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering the offering for sale under the Securities Act of 1933, as amended (the “Securities Act”) (i) 9,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (ii) pre-funded warrants to purchase up to 8,000,000 shares of Common Stock (the “Pre-Funded Warrants”), (iii) warrants to purchase up to 1,840,000 shares of Common Stock (the “Common Warrants”; together with Pre-Funded Warrants, the “Warrants”), and (iv) 9,840,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”; together with the Shares and the Warrants, the “Securities”). The Securities include Securities issuable subject to an underwriters’ option granted by the Company.

The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and RBC Capital Markets, LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters to be named therein. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; the form of the Underwriting Agreement; the form of Pre-Funded Warrant; the form of Common Warrant; and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of the Company’s common stock, future issuances of securities, including the Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of the Company’s common stock than the number that then remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Company’s common stock.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | LONDON | LOS ANGELES | NEW YORK | SAN DIEGO | SAN FRANCISCO | STAMFORD | WASHINGTON

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Evofem Biosciences, Inc.

May 15, 2018

statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion (i) that the Shares, when issued and sold in accordance with the form of the Underwriting Agreement filed as an exhibit to the Registration Statement, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement will be valid and legally binding obligations of the Company, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.